PUBLIC STORAGE, INC.
               EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF
                            EARNINGS TO FIXED CHARGES


                                                            Nine Months Ended
                                                              September 30,
                                                      -------------------------------
                                                           1998           1997
                                                      --------------  ---------------


Net income                                             $ 167,849        $ 133,117
   Add: Minority interest in income                       16,141            7,777
   Less: Minority interests in income which do not
     have fixed charges                                  (12,282)          (6,770)
                                                      --------------  ---------------
Income from continuing operations                        171,708          134,124
   Interest expense                                        2,926            5,821
                                                      --------------  ---------------
Total Earnings Available to Cover Fixed Charges       $  174,634       $  139,945
                                                      ==============  ===============
Total Fixed Charges - Interest expense                $    6,203       $    7,242
                                                      ==============  ===============
Total Preferred Stock dividends                       $   59,322       $   68,134
                                                      ==============  ===============
Total Combined Fixed Charges and Preferred Stock
   dividends                                          $   65,525       $   75,376
                                                      ==============  ===============
Ratio of Earnings to Fixed Charges                         28.15            19.32
                                                      ==============  ===============
Ratio of Earnings to Combined Fixed Charges and
    Preferred Stock dividends                               2.67             1.86
                                                      ==============  ===============
Ratio of Earnings to Combined Fixed Charges and
    Preferred Stock dividends  (A)                                           2.26
                                                                      ===============


                                                                               For the Year Ended December 31,
                                                     ------------------------------------------------------------------------------
                                                        1997              1996             1995             1994           1993
                                                     -------------  ----------------  --------------  ---------------  ------------
                                                            (Amounts in thousands, except ratios)
                                                         (Amounts in thousands, except ratios)
Net income                                           $  178,649       $  153,549       $   70,386       $   42,118       $   28,036
   Add: Minority interest in income                      11,684            9,363            7,137            9,481            7,291
   Less: Minority interests in income which do not
     have fixed charges                                 (10,375)          (8,273)          (4,700)          (5,906)            (737)
                                                     -------------  ----------------  --------------  ---------------  ------------
Income from continuing operations                       179,958          154,639           72,823           45,693           34,590
   Interest expense                                       6,792            8,482            8,508            6,893            6,079
                                                     -------------  ----------------  --------------  ---------------  ------------
Total Earnings Available to Cover Fixed Charges      $  186,750       $  163,121       $   81,331       $   52,586       $   40,669
                                                     =============  ================  ==============  ===============  ============
Total Fixed Charges - Interest expense               $    9,220       $   10,343       $    8,815       $    6,893       $    6,079
                                                     =============  ================  ==============  ===============  ============
Total Preferred Stock dividends                      $   88,393       $   68,599       $   31,124       $   16,846       $   10,889
                                                     =============  ================  ==============  ===============  ============
Total Combined Fixed Charges and Preferred Stock
   dividends                                         $   97,613       $   78,942       $   39,939       $   23,739       $   16,968
                                                     =============  ================  ==============  ===============  ============
Ratio of Earnings to Fixed Charges                       20.25            15.77             9.23             7.63             6.69
                                                     =============  ================  ==============  ===============  ============
Ratio of Earnings to Combined Fixed Charges and
    Preferred Stock dividends                             1.91             2.07             2.04             2.22             2.40
                                                     =============  ================  ==============  ===============  ============
Ratio of Earnings to Combined Fixed Charges and
    Preferred Stock dividends  (A)                        2.22
                                                     =============


(A) Supplemental ratio after elimination of $13,412 of non-recurring special dividends paid to the Series CC Convertible Preferred Stock in 1997.

                                   Exhibit 12

                                                                    Nine Months Ended
                                                                      September 30,
                                                               -----------------------------
                                                                   1998            1997
                                                               ------------   --------------

Supplemental  disclosure  of Ratio of Funds  from  Operations
("FFO")  to fixed charges:

FFO                                                            $  247,955      $  200,106

Interest expense                                                    2,926           5,821
                                                               ------------   --------------
Adjusted FFO available to cover fixed charges                  $  250,881      $  205,927
                                                               ============   ==============
Total Fixed Charges - Interest expense                         $    6,203      $    7,242
                                                               ============   ==============
Total Preferred Stock dividends                                $   59,322      $   68,134
                                                               ============   ==============
Total Combined Fixed Charges and Preferred Stock dividends     $   65,525      $   75,376
                                                               ============   ==============
Ratio of FFO to Fixed Charges                                      40.45           28.44
                                                               ============   ==============
Ratio of FFO to Combined Fixed Charges and Preferred Stock
    dividends                                                       3.83            2.73
                                                               ============   ==============
Ratio of FFO to Combined Fixed Charges and Preferred
Stock dividends     (A)                                                             3.32
                                                                              ==============



                                                                                     For the Year Ended December 31,
                                                               ---------------------------------------------------------------------
                                                                   1997          1996           1995           1994          1993
                                                               ------------ -------------  -------------  -------------  -----------
                                                                  (Amounts  thousands, expt ratios)
Supplemental  disclosure  of Ratio of Funds  from
Operations  ("FFO") charges:

FFO                                                            $  272,234    $  224,476     $  105,199     $   56,143     $   35,830

Interest expense                                                    6,792         8,482          8,508          6,893          6,079
                                                               ------------ -------------  -------------  -------------  -----------
Adjusted FFO available to cover fixed charges                  $  279,026    $  232,958     $  113,707     $   63,036     $   41,909
                                                               ============ =============  =============  =============  ===========
Total Fixed Charges - Interest expense                         $    9,220    $   10,343     $    8,815     $    6,893     $    6,079
                                                               ============ =============  =============  =============  ===========
Total Preferred Stock dividends                                $   88,393    $   68,599     $   31,124     $   16,846     $   10,889
                                                               ============ =============  =============  =============  ===========
Total Combined Fixed Charges and Preferred Stock dividends     $   97,613    $   78,942     $   39,939     $   23,739     $   16,968
                                                               ============ =============  =============  =============  ===========
Ratio of FFO to Fixed Charges                                      30.26         22.52          12.90           9.15           6.89
                                                               ============ =============  =============  =============  ===========
Ratio of FFO to Combined Fixed Charges and Preferred Stock
    dividends                                                       2.86          2.95           2.85           2.66           2.47
                                                               ============ =============  =============  =============  ===========
Ratio of FFO to Combined Fixed Charges and Preferred
Stock dividends  (A)                                                3.31
                                                               ============


 (A)Supplemental  ratio  after  elimination  of  $13,412   nonrecurring  special
    dividends paid to the Series CC Preferred Stock in 1997.